Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V69590-P31211 DRIVEN BRANDS HOLDINGS INC. 440 SOUTH CHURCH ST., SUITE 700 CHARLOTTE, NC 28202 2025 Annual Meeting Vote by May 19, 2025 11:59 PM ET You invested in DRIVEN BRANDS HOLDINGS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 20, 2025. Vote Virtually at the Meeting* May 20, 2025 12:00 PM EDT Virtually at: www.virtualshareholdermeeting.com/DRVN2025 Get informed before you vote We encourage you to access and review all of the important information contained in the proxy materials before voting. View the Notice and Proxy Statement and Annual Report online at ProxyVote.com or scan the QR barcode below OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. DRIVEN BRANDS HOLDINGS INC.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V69591-P31211 THIS IS NOT A VOTABLE BALLOT This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. Please follow the instructions on the reverse side to view the proxy materials and to vote on these important matters. 1. Election of Directors For All Nominees: 01) Catherine Halligan 02) Rick Puckett 03) Michael Thompson 2. Advisory vote to approve the compensation of our named executive officers. For 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2025. For NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.